Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2019 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 give effect to the acquisition by Crestwood Niobrara LLC (Crestwood Niobrara) of Williams MLP Operating, LLC’s (Williams) 50% equity interest in Jackalope Gas Gathering Services, L.L.C. (Jackalope) for approximately $485 million (the Jackalope Acquisition) and the related assumptions and adjustments described in the notes thereto. Crestwood Niobrara is a wholly-owned subsidiary of Crestwood Midstream Partners LP (Crestwood Midstream or the Company). Crestwood Midstream is a wholly-owned subsidiary of Crestwood Equity Partners LP (Crestwood Equity).

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations do not reflect any non-recurring charges directly related to the Jackalope Acquisition that we may incur.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. In addition, we prepared the pro forma adjustments included in the condensed combined financial information using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations (Topic 805), with Crestwood Equity and Crestwood Midstream treated as the accounting acquirer of Jackalope. As of the date of the unaudited pro forma condensed combined financial information, we have not completed the final purchase accounting adjustments for the Jackalope Acquisition, including the allocation of fair value to Jackalope’s assets and liabilities. Accordingly, the pro forma adjustments for the Jackalope Acquisition are preliminary and subject to further adjustment as additional information becomes available and the various analyses and other valuations are completed. Such adjustments may have a significant effect on total assets, total liabilities, total equity, operating revenues, operating expenses and net income. The preliminary pro forma adjustments have been made solely for the purposes of providing the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with (i) the Company’s historical audited consolidated financial statements and related notes included in the Annual Report on Form 10-K for the year ended December 31, 2018; (ii) the Company’s unaudited consolidated financial statements and related notes included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2019; and (iii) the audited and unaudited financial statements of Jackalope included in Exhibit 99.2 and Exhibit 99.3 of this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information was prepared by applying pro forma adjustments to our historical audited and unaudited consolidated financial statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 has been prepared to give effect to the Jackalope Acquisition as if it had occurred on March 31, 2019. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and year ended December 31, 2018, have been prepared to give effect to the Jackalope Acquisition as if it had occurred on January 1, 2018. The pro forma financial statements reflect the following:

•

Acquisition of Williams’ 50% equity interest in Jackalope (including the elimination of our equity method investment in Jackalope and consolidation of Jackalope’s assets and liabilities at fair value);

•	Crestwood Niobrara’s issuance of Series A-3 Preferred Units to CN Jackalope Holdings LLC (Jackalope Holdings);

•	Borrowings under the Crestwood Midstream credit facility to fund the Jackalope Acquisition; and

•	Payment of certain estimated non-recurring contractual financing and professional fees.

The pro forma financial information does not include any amounts for non-contractual costs expected to be incurred related to legal, accounting and other fees related to the Jackalope Acquisition which are currently estimated to be less than $1 million.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable under the circumstances. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the transaction had been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project our future financial position or operating results. Future results may vary significantly from the results reflected because of various factors. Further, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements expected to result from the Jackalope Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2019

(In millions)

	Crestwood Midstream Partners LP Historical	Jackalope Gas Gathering Services, L.L.C.	Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma
ASSETS
Current assets:
Cash	$0.2	$24.7	$249.6	(a)	$25.6
			235.0	(a)
			(484.6	) (b)
			(0.6	) (c)
			1.3	(d)
Restricted cash	1.3	—	(1.3	) (d)	—
Accounts receivable	254.9	26.9	—		281.8
Inventory	42.0	—	—		42.0
Other current assets	26.7	1.7	—		28.4

Total current assets	325.1	53.3	(0.6)		377.8
Property, plant and equipment, net	2,234.0	507.1	7.8	(b)	2,748.9
Intangible assets, net	543.4	—	317.0	(b)	860.4
Goodwill	138.6	—	88.1	(b)	226.7
Investments in unconsolidated affiliates	1,206.4	—	(226.2	) (b)	980.2
Other non-current assets	63.6	0.8	—		64.4

Total assets	$4,511.1	$561.2	$186.1		$5,258.4

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$222.0	$21.3	$—		$243.3
Accrued expenses and other liabilities	127.9	1.9	—		129.8

Total current liabilities	349.9	23.2	—		373.1
Long-term debt, less current portion	1,768.4	—	249.6	(a)	2,018.0
Other long-term liabilities	222.8	83.2	(53.0	) (b)	253.0

Total liabilities	2,341.1	106.4	196.6		2,644.1
Interest of non-controlling partner in subsidiary	—	—	235.0	(a)	417.0
			182.0	(e)
Partners’ capital	2,170.0	454.8	(454.8	) (b)	2,197.3
			209.9	(b)
			(0.6	) (c)
			(182.0	) (e)

Total partners’ capital	2,170.0	454.8	(427.5)		2,197.3

Total liabilities and partners’ capital	$4,511.1	$561.2	$186.1		$5,258.4

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2019

(In million)

	Crestwood Midstream Partners LP Historical	Jackalope Gas Gathering Services, L.L.C.	Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma
Revenues	$835.2	$19.6	$(0.6	) (f)	$854.2
Costs of product/services sold (exclusive of items shown separately below)	695.6	—	—		695.6
Operating expenses and other:
Operations and maintenance expenses	28.6	7.1	—		35.7
General and administrative expenses	36.0	2.3	—		38.3
Depreciation, amortization and accretion	43.4	4.0	5.8	(g)	53.2
Loss on long-lived assets, net	2.0	—	—		2.0

	805.6	13.4	5.8		824.8

Operating income (loss)	29.6	6.2	(6.4)		29.4
Earnings from unconsolidated affiliates, net	6.9	—	(3.2	) (h)	3.7
Interest and debt income (expense), net	(24.9)	0.1	(3.0	) (i)	(27.8)

Net income (loss)	11.6	6.3	(12.6)		5.3
Net income attributable to non-controlling partner	4.0	—	5.9	(j)	9.9

Net income (loss) attributable to Crestwood Midstream Partners LP	$7.6	$6.3	$(18.5)		$(4.6)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

(In millions)

	Crestwood Midstream Partners LP Historical	Jackalope Gas Gathering Services, L.L.C.	Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma
Revenues	$3,654.1	$78.2	$(2.4	) (f)	$3,729.9
Costs of product/services sold (exclusive of items shown separately below)	3,129.4	—	—		3,129.4
Operating expenses and other:
Operations and maintenance	125.8	22.2	—		148.0
General and administrative	83.5	6.6	—		90.1
Depreciation, amortization and accretion	181.4	14.8	24.2	(g)	220.4
Loss on long-lived assets, net	28.6	—	—		28.6

	3,548.7	43.6	24.2		3,616.5

Operating income (loss)	105.4	34.6	(26.6)		113.4
Earnings from unconsolidated affiliates, net	53.3	—	(18.1	) (h)	35.2
Interest and debt income (expense), net	(99.2)	0.4	(11.9	) (i)	(110.7)
Loss on modification/extinguishment of debt	(0.9)	—	—		(0.9)

Net income (loss)	58.6	35.0	(56.6)		37.0
Net income attributable to non-controlling partner	16.2	—	23.5	(j)	39.7

Net income (loss) attributable to Crestwood Midstream Partners LP	$42.4	$35.0	$(80.1)		$(2.7)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Crestwood Midstream Partners LP

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations (Topic 805), and was based on our historical consolidated financial statements and the historical financial statements of Jackalope after giving effect to our acquisition of Williams’ 50% equity interest in Jackalope and related financing arrangements. Topic 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date using the fair value concepts defined in ASC Subtopic 820-10, Fair Value Measurement.

The unaudited pro forma condensed combined balance sheet gives effect to the Jackalope Acquisition as if it had occurred on March 31, 2019. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and year ended December 31, 2018, have been prepared to give effect to the Jackalope Acquisition as if it had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the transaction had been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project our future financial position or operating results. Future results may vary significantly from the results reflected because of various factors. Further, the unaudited pro forma information does not reflect any cost savings, operating synergies or revenue enhancements expected to result from the Jackalope Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) our historical audited consolidated financial statements and related notes included in the Annual Report on Form 10-K for the year ended December 31, 2018; (ii) our unaudited consolidated financial statements and related notes included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2019; and (iii) the audited and unaudited financial statements of Jackalope included in Exhibit 99.2 and Exhibit 99.3 of this Current Report on Form 8-K/A.

Note 2 – Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(a)

Reflects the financing of the Jackalope Acquisition, which includes $249.6 million of borrowings under the Crestwood Midstream credit facility and $235.0 million of cash received related to the issuance of Crestwood Niobrara Series A-3 Preferred Units.

(b)

Reflects the amount paid by Crestwood Niobrara to acquire Williams’ 50% equity interest in Jackalope. In addition, reflects the adjustments necessary to recognize Jackalope’s assets and liabilities at fair value as of the closing of the Jackalope Acquisition with the excess purchase price recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually. The preliminary purchase price allocation is as follows (in millions):

Preliminary Fair Value
Current assets	$53.3
Property, plant and equipment, net	514.9
Intangible assets, net	317.0
Goodwill	88.1
Other non-current assets	0.8
Current liabilities	(23.2)
Other long-term liabilities	(30.2)

Estimated fair value of 100% interest in Jackalope	920.7
Less:
Elimination of equity investment in Jackalope	(226.2)
Gain on acquisition of Jackalope	(209.9)

Total purchase price	$484.6

The identifiable intangible assets acquired were valued based on a preliminary valuation and consist primarily of customer relationships. Upon completion of the fair value assessment, we anticipate that the ultimate purchase price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of fair value of the assets acquired, net of liabilities assumed will be recorded as an adjustment to those assets and liabilities.

In accordance with Topic 805, companies are required to remove the historical book value of the equity investment in an acquired business previously recorded in its financial statements and record the assets acquired, net of liabilities assumed of such entity at fair value and reflect the difference as a gain. As a result, we anticipate recording a gain on the Jackalope Acquisition of approximately $210 million.

(c)	Reflects payment of one-time transaction costs directly related to the acquisition.

(d)

Reflects the reclassification of restricted cash to cash as this amount relates to cash received from Jackalope prior to the Jackalope Acquisition related to construction management services provided by Crestwood Niobrara in conjunction with the expansion of Jackalope’s facilities.

(e)	Reflects the reclassification of interest of non-controlling partner in subsidiary apart from partners’ capital based on the new terms of Crestwood Niobrara’s preferred units.

Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

(f)	Reflects change in the amount and timing of recognition of deferred revenues resulting from the preliminary purchase price allocation.

(g)

Reflects change in depreciation and amortization expense resulting from the change in fair value of property, plant and equipment and intangible assets acquired from Jackalope resulting from the preliminary purchase price allocation.

(h)	Reflects the reversal of equity earnings in Jackalope historically recorded by us as a result of Jackalope being treated as an equity method investment.

(i)

Reflects increase in interest expense resulting from incremental borrowings of $249.6 million under the credit facility. Interest expense on the incremental borrowings under the credit facility is calculated using a weighted-average interest rate of 4.79% as of March 31, 2019 and December 31, 2018. A change of 20 basis points to the assumed interest rate on the borrowings would increase or decrease pro forma interest expense by approximately $0.1 million on a quarterly basis and $0.5 million on an annual basis.

(j)	Reflects change in allocation of net income to non-controlling partner as a result of the issuance of Series A-3 Preferred Units.